Artist – Monte Dolack Black Eagle dam Madison– Missouri River River at Three – MontanaForks, MT Investor Update March 3, 2020 BofA Securities 2020 Power, Gas and Solar Leaders Conference | Boston, MA 8-K on March 2, 2020

2 Forward Looking Statements Forward Looking Statements O’Dell Creek - Madison River Valley - Montana During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. Company Information NorthWestern Corporation Corporate Office Investor Relations Officer dba: NorthWestern Energy 3010 West 69th Street Travis Meyer Ticker: NWE Sioux Falls, SD 57108 605-978-2967 Trading on the NYSE (605) 978-2900 travis.meyer@northwestern.com www.northwesternenergy.com

3 About NorthWestern South Dakota Operations Electric 63,800 customers 3,529 miles – transmission & distribution lines 404 MW nameplate owned power generation Natural Gas 47,500 customers 1,713 miles of transmission and distribution pipeline Montana Operations Electric 379,400 customers 24,781 miles – transmission & distribution lines 874 MW maximum capacity owned power generation Natural Gas 201,500 customers 6,975 miles of transmission and distribution pipeline Nebraska Operations 17.75 Bcf of gas storage capacity Natural Gas Own 47.2 Bcf of proven natural gas reserves 42,600 customers 795 miles of distribution pipeline Data as of 12/31/2019

4

NWE - An Investment for the Long Term


Black Eagle dam

Pure Electric & Gas Utility

- 100% regulated electric & natural gas utility business with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~58% hydro, wind & solar

Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability
- Low leaks per 100 miles of pipe
- Solid JD Power Overall Customer Satisfaction scores

Strong Earnings & Cash Flow

- Consistent track record of earnings & dividend growth
- Strong cash flows aided by net operating loss carry-forwards anticipated to be available into 2021
- Strong balance sheet & investment grade credit ratings

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program to ensure safety and reliability
- Significant investment in renewable resources (hydro & wind) will provide long-term energy supply pricing stability for the benefit of customers for many years to come
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Targeted debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater
- Targeted 6%-9% long-term total shareholder return (eps growth plus dividend yield)
- Targeted dividend payout ratio of 60%-70%

Best Practices Corporate Governance

NYSE Governance Services GOVERNANCE, RISK AND COMPLIANCE LEADERSHIP AWARDS 2015 WINNER

2015 UTILITY CUSTOMER CHAMPION RESIDENTIAL | COGENT REPORTS

Forbes | 2013 AMERICA'S MOST TRUSTWORTHY COMPANIES

CORPORATE GOVERNANCE AWARDS 2019 corporatesecretary WINNER

corpedia ETHICS. ELEVATED.

5 A Diversified Electric and Gas Utility (1) (1) NorthWestern’s ‘80/20’ rules: Approximately 80% Electric, 80% Residential and 80% Montana. Nearly $3.9 billion of rate base investment to serve our customers Data as reported in our 2019 10-K (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure.

6 Highly Carbon-Free Supply Portfolio Contracted energy from Colstrip Energy Limited Partners (CELP), Yellowstone Energy Limited Partners (YELP) as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA). Based upon 2019 MWH’s of owned and long-term contracted resources. Approximately 58% of our total company owned and contracted supply is carbon-free. NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

7 Strong Utility Foundation . Solid and improving JD Power Overall Customer Satisfaction Scores . Residential electric and natural gas rates below national average . Solid electric system reliability . Low gas leaks per mile – just outside 1st quartile

8 Solid Economic Indicators Source: NorthWestern customer growth - 2008-2016 Forms 10-K Unemployment Rate: US Department of Labor via SNL Database 2/21/17 Electric: EEI Statistical Yearbook (published December 2015, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers") Source: Company 10K’s, 2017/2018 EEI Statistical Yearbook – Table 7.2 and EIA.gov Black Eagle Power House • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories better than the National Average.

9 A History of Growth $3.30-$3.50 $3.10 - $3.30 $2.60$3.20 - $2.75-$3.40 2010-2019 CAGR’s: GAAP EPS: 7.1% - Non-GAAP EPS: 5.7% - Dividend: 6.0% See appendix for “Non-GAAP Financial Measures”

10 Track Record of Delivering Results * Peer Group: ALE, AVA, BKH, EE, IDA, MGEE, NWN, OGE, OTTR, PNM, POR & SR Return on Equity on GAAP Earnings within 9.5% - 11.0% band over the last 8 years with average of 10.2%. Total Shareholder Return is better than our 12 peer average for the 1 & 10 year periods but lags in the 3 & 5 year periods, due in part to regulatory concerns in Montana. See appendix for “Non-GAAP Financial Measures”

11 Investment for Our Customers’ Benefit Over the past 8 years we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while maintaining bills lower than the US average. As a result we have also been able to deliver solid earnings growth for our investors. 2010-2019 CAGRs Estimated Rate Base: 10.7% GAAP Diluted EPS: 7.1% 2008-2019 CAGRs NWE typical electric bill: 1.8% NWE typical natural gas bill: (5.6%) 2008-2018 CAGRs US average electric bill: 1.9%* US average natural gas bill: (2.7%)**

12 Balance Sheet Strength and Liquidity Investment grade credit ratings, generally liquidity in excess of $100 million target, debt to cap within our targeted 50%-55% range and no long-term debt maturities until 2023.

13 Strong Cash Flows While maintenance capex and total dividend payments have continued to grow since 2010 (11.3% and 10.0% CAGR respectively), maintenance capex and dividend payments have slightly exceeded Cash From Operations (CFO), on average, by approximately $10 million per year. Note: 2016 CFO is less than 2015 largely due to $30.8M refund to customers related to FERC/DGGS ruling and $7.2M refund to customers for difference in SD Electric interim & final rates. 2019 CFO is less than 2018 due to under-collection of supply costs by $35.5M, $20.5M credit to MT customers for TCJA, $22.1M in refunds for transmission generation interconnections and a $6.1M insurance proceed in 2018. We expect NOLs to be available into 2021 with alternative minimum tax credits and production tax credits to be available into 2023 to reduce cash taxes. Additionally, we anticipate our effective tax rate to reach approximately 10% by 2023. (See appendix for “Non-GAAP Financial Measures” relating to free cash flow and disclaimer on NOLs)

14 Earnings Growth $3.30-$3.45 $2.60 - $2.75 Non-GAAP Adjusted EPS Growth Averaged 5.4% from 2013 - 2019 NorthWestern affirms its 2020 earnings guidance range of $3.45 - $3.60 per diluted share based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • A consolidated income tax rate of approximately (2%) to 3% of pre-tax income; and • Diluted shares outstanding of approximately 50.9 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long-term 6-9% total return to our investors through a combination of earnings growth and dividend yield. See appendix for additional disclosures regarding “Non-GAAP Financial Measures” See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS”.

15 2019 Non-GAAP to 2020 EPS Bridge NorthWestern affirms its $3.30-$3.45 2020 earnings guidance $2.60 - $2.75 range of $3.45 - $3.60 per diluted share based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • A consolidated income tax rate of approximately (2%) to 3% of pre-tax income; and • Diluted shares outstanding of approximately 50.9 million. *2020 earnings drivers shown above are calculated using a 25.3% effective tax rate. The tax benefit included above is predicated upon increased investment related to certain repairs that are eligible for immediate tax deduction. See appendix for additional disclosures regarding “Non-GAAP Financial Measures”

16 Recent Significant Achievements Strong year for safety at NorthWestern • Continue to be a top performer among Edison Electric Institute member companies. Record best customer satisfaction scores with JD Power & Associates • Once again received our best JD Powers overall satisfaction survey score. Best electric reliability scores • Low SAIDI (System Average Interruption Duration Index) and SAIFI (System Average Interruption Frequency Index) in 2018. Especially significant considering the rugged service territories served. Corporate Governance Finalist • In 2019 NorthWestern’s proxy statement was winner of the “Best Proxy Statement (Small to Mid Cap)” by Corporate Secretary Magazine. We have been a finalist in 7 of the last 8 years and also won the award in 2014. Board Diversity Recognition • Recognized for gender diversity on its board of directors by 2020 Women on Boards. Four of the company’s ten directors are female. Best Investor Relations Program • Recognized, in 2018 and 2019, by Institutional Investor as a top midcap utility and energy company based on access to senior management, well-informed and empowered IR team, appropriate and timely disclosures and constructive earnings calls. Environmental, Social and Governance Reporting • Published EEI’s ESG / Sustainability reporting template in December 2018. This quantitative information supplements our biennial Stewardship Report that highlights our commitment to the stewardship of natural resources and our sustainable business practices.

17

NWE Welcomes New Board Members



Term commenced Oct. 2019

Jeffrey Yingling has more than 35 years of investment banking experience, serving as an advisor to companies in the power and utilities sector and is currently a Partner of Energy Capital Ventures, a strategic venture fund formed to invest in early stage energy companies. His career has included serving as the Senior Advisor Investment of Banking for Power, Energy and Renewables at Guggenheim Securities, LLC, the investment banking and capital markets business of Guggenheim Partners, as well as senior investment banking positions in the power and utilities sector, with J.P. Morgan, Morgan Stanley, Dean Witter Reynolds, and The First Boston Corporation. He also serves on the board of directors of LendingPoint LLC, and the board of trustees of the Chicago Historical Society. He formerly served on the board of directors for Navigant Consulting, Inc.



Term commenced Dec. 1, 2019

Mahvash Yazdi is president of Feasible Management Consulting, providing strategic consulting in energy and technology, and the former senior vice president and chief information officer of Edison International as well as former chief information officer at Hughes Electronics. Yazdi is nationally recognized as an expert in corporate information technology, drawing from over 38 years of experience over three industries and continents. She also has dedicated her life to serving others, exemplified by receiving the prestigious Ellis Island Medal of Honor and publishing her charitable memoir, *60:60 Celebrating Sixty Years With Sixty Acts Of Kindness*.

NorthWestern Energy
Delivering a Bright Future

18 Looking Forward Regulatory • In December 2019, the MPSC issued a final order approving our Montana electric rate case settlement, effective April 1, 2019, that results in an annual increase to electric revenue of approximately $6.5 million (based upon a 9.65% return on equity) and a $9.3 million decrease in depreciation expense. Various parties have filed petitions for reconsideration of parts of the order. We expect the MPSC to issue an order on these requests during the first quarter of 2020. • In May 2019, we submitted a filing with FERC for our Montana transmission assets. In June 2019, the FERC issued an order accepting our filing, granting interim rates (effective July 1 and subject to refund), establishing settlement procedures and terminating our related Tax Cuts and Jobs Act filing. A settlement judge has been appointed and settlement negotiations are ongoing. We expect to submit a compliance filing with the MPSC upon resolution of our case adjusting the FERC credit in our retail rates. • In February 2020 we filed an application with the MPSC for pre-approval to Acquire Puget Sound Energy’s (PSE) 25%, 185MW, interest in Colstrip Unit 4 for one dollar and approval to sell 90 megawatts back to PSE for a 5 year period. We anticipate a decision near the end of 2020. • Each year we submit filings for recovery of electric, natural gas and property taxes. The respective commissions review these tracker filings and make cost recovery determinations based on prudency. Electric Resource Planning • South Dakota: Construction of approximately 60MW / $80 million flexible reciprocating internal combustion engines in Huron, SD to be online by late 2021. • Montana: Competitive all-source solicitation for up to 280 MWs of flexible capacity issued February 2020 with project(s) selection in first quarter 2021 and online in early 2023. Continue to Invest in our Transmission & Distribution Infrastructure • Comprehensive grid modernization and infrastructure program to ensure safety, capacity and reliability. Plans to join Western Energy Imbalance Market (EIM) in April 2021 • Real-time energy market could mean lower cost of energy for Montana customers, more efficient use of renewables and greater power grid reliability.

19 Montana Electric Rate Case September 2018 Filing (Docket D2018.2.12) • Filed based on 2017 test year and $2.34 billion of rate base. Black Eagle Power House The filing also provided approval to: • Requested $34.9 million annual increase to electric rates. • Establish a new baseline for PCCAM costs; • On April 5, 2019, we filed rebuttal testimony that updated and • Place Two Dot Wind in rate base; and lowered our requested increase to $30.7 million. This update • Create new net metering customer class and rate responded to intervenor testimony and included certain known for new residential private generation. and measurable adjustments. • Request includes a 10.65% return on equity, 4.26% cost of debt, 49.4% equity & 7.42% return on rate base1 • In March 2019, the MPSC issued an order approving an increase in rates of approximately $10.5 million on an interim and refundable basis effective April 1, 2019. • In May 2019, we reached a settlement with all parties who filed comprehensive revenue requirement, cost allocation, and rate design testimony in our Montana electric rate case. • A comprehensive hearing was held in May 2019 with post-hearing briefing completed in late August 2019. • MPSC staff recommended that the MPSC approve and adopt the settlement as filed in September 2019. • The MPSC issued a final order approving our electric rate case settlement effective April 1, 2019 resulting in an annual increase to electric revenue of approximately $6.5 million (based upon a 9.65% return on equity and rate base and capital structure as filed) and an annual decrease in depreciation expense of approximately $9.3 million. Next Steps • Various parties have filed petitions for reconsideration of parts of the order and we expect the MPSC to issue an order on these requests during the first quarter of 2020. • As of December 31, 2019 we have recognized revenue of approximately $4.4 million, reduced depreciation expense by approximately $8.9 million, and have deferred approximately $2.9 million of the interim revenues based on the order. This difference between the interim and final approved rates will be refunded to customers. 1. Except for Colstrip Unit 4 which has an lifetime ROR of 8.25% per D2008.6.69 (Order No. 6925f)

20 South Dakota Electricity Supply Resource Plan South Dakota • Published fall of 2018, the plan focuses on modernization of our fleet to improve reliability and flexibility, maintain compliance in Southwest Power Pool, and lowering operating costs. The plan identifies 90MWs of existing generation that should be retired and replaced over the next 10 years. In addition, we are currently installing 8MWs of mobile capacity generation, with units expected to be operational in early 2020. • April 15, 2019, we issued a 60MW all-source RFP to provide capacity for South Dakota customers by the end of 2021. • As a result of the competitive solicitation process, we anticipate to construct and own natural gas fired reciprocating internal combustion engines at a brownfield site in Huron, South Dakota. Dependent upon manufacturer selection, we anticipate 55-60 MW of new capacity to be online by late 2021 at a total investment of approximately $80 million. The selected proposal is subject to the execution of construction contracts and obtaining the applicable environmental and construction related permits. Echo Lake Nordic Trail http://www.northwesternenergy.com/docs/default-source/documents/investor/sd-2018-plan.pdf

21 Montana Electricity Supply Resource Plan Montana • The draft plan was filed in early March 2019 followed by a 60 day public comment period. • The final plan, including responses to public comment, was filed August 20th. • The plan demonstrates an urgent need for additional flexible capacity that will address the changing energy landscape in Montana. This will also enable our participation in the Western EIM and help meet our customers’ energy needs in a reliable and affordable manner. • We are currently 630 MW short of our peak needs, which we procure in the market. We forecast that our energy portfolio will be 725 MW short by 2025 with the expiration of an existing long-term contract and a modest increase in customer demand. • Planned regional retirements of 3,500 MW of coal-fired generation are forecasted by the Northwest Power and Conservation Council causing regional energy shortages as early as 2021. • We issued a competitive all-source solicitation request in February 2020 for up to 280MW* of peaking and flexible capacity to be available for commercial operation in early 2023. An independent evaluator is being used to administer the solicitation process and evaluate proposals, with the successful project(s) selected by the first quarter of 2021. We expect the process will be repeated in subsequent years to provide a resource-adequate energy and capacity portfolio by 2025. Echo Lake Nordic Trail * Open to all types of resources that meet our peak and flexible capacity needs https://www.northwesternenergy.com/our-company/regulatory-environment/2019-electricity-supply-resource-procurement-plan

22 Capital Investment Forecast $1.8 billion of total capital investment over five years We anticipate financing this capital with a combination of cash flow from operations (aided by NOLs available into 2021), first mortgage bonds and equity issuances. Based on current expectations, any equity issuance would be late 2020 or early 2021 and would be sized to maintain and protect current credit ratings. Significant capital investments that are not in the projections or negative regulatory actions could necessitate additional equity funding. Based on the results of the recent competitive solicitation process in South Dakota, $80 million of incremental investment for SD generation is included above (spread between 2020-2021). Capital projections above do not include investment necessary to address identified generation capacity issues in Montana. These additions could increase the capital forecast above in excess of $200 million over the next five years.

23 Environmental – Social – Governance (ESG) Environmental Social Governance Updated Environmental Report coming soon Environmental Report Community Works Report Annual Report http://www.northwesternenergy.com/ http://www.northwesternenergy.com/ http://www.northwesternenergy.com/our- environment/our-environment community-works/community-works company/investor-relations/annual- reports Proxy Statement http://www.northwesternenergy.com/our- These four documents provide valuable insight in company/investor-relations/proxy-materials NorthWestern Energy’s Environmental, Social and Governance (ESG) Sustainability practices.

24 ESG - Environmental Based upon 2019 MWH’s of owned and long-term contracted resources. 58% of NorthWestern Energy’s 2019 Electric Generation Portfolio Delivered, based on MWh’s, was Carbon-Free Mystic Dam Beethoven Wind Farm 57% Carbon Free Nameplate Portfolio vs 28% National Average

25

ESG - Environmental

Environmental Stewardship

Highlights of our Environmental Report

- Energy Conservation
- Recycling Efforts
- Smart Meters
- Environmental Protection Programs
  - O'Dell Creek Restoration
  - Pallid Sturgeon Recovery
  - Rainbow Trout Stocking – Hauser & Holter Reserves
  - Lower Madison River Thermal Pulse Program
  - Public Recreation Support with Missouri-Madison Trust
  - Crow Creek Shore Restore
  - Thompson Falls Fish Ladder Program
- Water Quality Monitoring
- Polychlorinated Biphenyls (PCB) Management
- Cultural Resource Management
- Avian Protection Plan
- Environmental Permitting
- Storm Water Management
- Vegetation Management
- Aerial Tree Trimming
- Oil Spill Prevention Measures
- Hazardous Waste Management
- Air Quality Controls



Ariel Tree Trimming and Trout Stocking



LED Streetlights – plan to replace 43,000 company-owned streetlights in Montana with LED lights by 2022, with SD in planning stage.

Solar Projects - Our Solar projects are focused on building sustainability in collaboration with our communities, schools and universities. Projects integrate Solar with Storage and Automation creating an educational platform that demonstrates the economics and social benefits of Community Solar, Urban integration (unique solar configurations), Rural Reliability, and Micro-grids. To date projects have been built in Bozeman, Missoula, Deer Lodge and Yellowstone National Park with others planned.

Missoula Solar Project



LEED Gold Certification - In 2019 NorthWestern Energy's General Office in Butte earned a Gold Certification for Leadership in Energy and Environmental Design (LEED) from the U.S. Green Building Council recognizing a sustainable site, community connectivity, maximum open space water use reduction, construction waste management, recycled content and green power.

Hydroelectric Projects – provide $1.9M annually under a Protection, Mitigation and Enhancement (PME) Program partnering with landowners and agencies to manage fish, wildlife, habitat and water quality. NWE has also provided $1.25M in support of 126 recreation projects through the Missouri-Madison River Fund.

O'Dell Creek Restore



Avian Protection Plan – We incorporate industry best practices developed by the Avian Power Line Interaction Committee (APLIC) to reduce bird mortalities from power line collisions and electrocutions - including avian-friendly design standards for power poles, training line crews,. collaboration with resource agencies, a formal avian mortality reporting process, building osprey platforms and efforts to increase public awareness.

Osprey protection

26 ESG - Social Community Customers Employees Typical Residential Bills Lower than National Safety Culture Transformation $2.1 Billion Economic Output in Average 2018 ($1.88B in Montana & $266M in SD/NE) $1.75 million Donations, Sponsorships & Economic Development in 2018 184 Number of nonprofits that received grants through Employee Volunteer Program $7.8 Million Low-Income Energy Assistance in 2018 Building on Our Best – Improved Customer Satisfaction Scores Strong Engagement of employees are proud to work for 86% NorthWestern Energy Over the last 13 years, our energy efficiency programs have helped customers save 685,041 MWh’s of energy – enough to power 76,000 homes for a year.

27

ESG - Governance

5th Best Score Among **50** Publicly Traded North American Utility and Power Companies by **Moody's Investment Services** on **Best Governance Practices**

Corporate Governance

What We Do:

- Annual election of all directors.
- Majority vote plus resignation standard in uncontested elections. If a director receives more "WITHHOLD AUTHORITY" votes than "FOR" votes, the director must submit a resignation for the Board to consider.
- Allow shareholders owning 25 percent of our shares to call a special meeting.
- Independent Board of Directors, except our CEO.
- Independent Board Chair.
- Each of our Board committees (audit, compensation, and governance) is made up solely of independent directors.
- Committee authority to retain independent advisors, which will be paid for by the company.
- Code of Conduct and Ethics. Applies to all employees and Board, with a separate Code of Ethics for Chief Executive Officers and Senior Financial Officers concerning financial reporting and other related matters.
- Robust stock ownership guidelines for executive officers and directors.

What We Don't Do:

- Poison pill or a shareholder rights plan.
- Hedging of company securities.
- Corporate political contributions.
- Supermajority voting, except to approve certain business combinations or mergers.

Diverse Leadership

Board of Directors / Executive Team



Age Diversity
70+ 1
40-49 2
50-59 3
60-69 4
Tenure Diversity
10+ yrs 4
<2 yrs 2
3-9 yrs 4
Gender Diversity
Female 4
Male 6
Ethnic Diversity
African-American 1
Middle Eastern 1
White 8
Age Diversity
40-49 1
50-59 4
60-69 3
Tenure Diversity
10+ yrs 4
<5 yrs 1
5-9 yrs 3
Gender Diversity
Female 3
Male 5
Ethnic Diversity
White 8

Other Recent Governance Recognition

20 / 20 – Women on Boards

Recognized for gender diversity on its board of directors by 2020 Women on Boards. Four of the company's ten directors are female.

Corporate Governance Award Winner

NorthWestern Corporation's proxy statement has won governance awards – *Best Proxy Statement (Small to Mid-Cap)* by Corporation Secretary magazine (2014 & 2019) and *Exemplary Compensation Discussion and Analysis* from NYSE Governance Services (2014) and NorthWestern was recognized as a finalist by Corporate Secretary magazine in the same category for our '12, '13, '16, '17 & '18 statements

CEO Pay Ratio To Average Employee Salary

NWE

27:1

All Utilities Average

58:1

Peer Group Average

37:1

28 Our Carbon Reduction Vision for NorthWestern Energy in Montana 90% carbon reduction by 2045 NorthWestern Energy commits to reduce the carbon intensity of our electric energy portfolio for Montana 90% by 2045.* * As compared with our 2010 carbon intensity as a baseline Already over 60% carbon free Today, NorthWestern Energy serves Montana with an electric portfolio that is over 60% carbon free and more than two times better than the total U.S electric power industry (28% carbon free). Over the last decade, we have already reduced the carbon intensity of our energy generation in Montana by more than 50%. How we’re going to get there Our vision for the future builds on the progress we have already made. Already, the foundation of our energy generation is our hydro system, which is 100% carbon free and is available 24 hours a day, 365 days a year. Wind generation is a close second and continues to grow. While utility-scale solar energy is not a significant portion of our energy mix today, we expect it to evolve along with advances in energy storage. We are committed to working with our customers and communities to help them achieve their sustainability goals and add new technology on our system.

29 Transaction Overview On December 9, 2019 NorthWestern (NWE) executed a Purchase and Sale Agreement for the acquisition of Puget Sound Energy’s (PSE) 25% ownership interests in Colstrip Unit 4 (CU4). • Generating Capacity: 185 MW (bringing our total ownership to 407 MW, or 55% of CU4) • Purchase Price: $1.00 • PSE will remain responsible for its current pro rata ownership share of environmental and pension liabilities attributed to events or conditions existing prior to closing of the transaction and for any demolition, reclamation, or remediation costs associated with the existing facilities that comprise CU4. • PSE will enter a Power Purchase Agreement (PPA) with NWE to purchase 90 MW of power for approximately 5 years – generally indexed to Mid-C prices. • Net proceeds from the PPA will be placed in a fund and applied against future decommissioning and remediation costs related to the existing 30%, or 222 MW, ownership in CU4. • PPA includes a price floor that reflects the recovery of all fixed and variable PPA power costs. • The transaction is conditioned upon Pre-Approval by the Montana Public Service Commission.

30

Transaction Overview (cont.)

- **In a separate transaction, NorthWestern expects to acquire a portion of PSE's interest in the 500 kilovolt Colstrip Project Transmission System (CTS)** and will retain an option to purchase another portion of PSE's interest in the system at the expiration of the previously discussed PPA.

- NorthWestern is not seeking MPSC pre-approval for the transmission assets, but would expect to request recovery in its next general filing.


Colstrip Transmission System
The Energy Backbone of Montana
BPA & Eastern Intertie
Townsend
Broadview
Colstrip
(A)
(B)

  - Purchase price is the depreciated book value, anticipated to be $2.75 - $3.75 million, for approximately 5% of the total system with a similar purchase option expected at PPA expiration. NorthWestern currently owns 36.4% of the Colstrip to Broadview (A) segment and 24.3% of the Broadview to Townsend segment (B).

  - The CTS is a critical backbone of Montana. It provides a path for energy import to serve our customers – which is especially critical as Colstrip Units 1 and 2 close – and provides an export path for Montana-based renewable development. Additionally, increased CTS ownership is required to integrate the planned generation acquisition from PSE into the system.

Anticipated timeline of Condition-to-Close filings:

Q1 2020 – MPSC pre-approval of the CU4 acquisition and FERC Section 203 authorization
Q3 2020 – FERC Decision on Section 203 filing
Q4 2020 – MPSC Decision on pre-approval filing

NorthWestern Energy
Delivering a Bright Future

31

Customer & Community Considerations

- Affordable Capacity: Acquiring a larger share of Colstrip for $1.00 will reduce exposure to market prices and keep energy & capacity affordable. Customer bills are expected to stay flat as a result of the transaction. Increased operating cost due to increased ownership percentage is expected to be offset by lower purchased power costs.
- Provides Reliability and Safety: Greater ownership of CU4 will expand access to around-the-clock capacity that can meet sudden increases in demand, such as when Montana experiences extremely cold temperatures – oftentimes when the wind isn't blowing and the sun isn't shining. This larger share will help keep homes warm and the lights on.
- Economic Viability: This transaction is a first step in preserving good-paying jobs in Colstrip and across the state while providing critical local and state tax dollars.
- Minimal Environmental Impact: There will be **no new carbon emissions in Montana** as a result of our owning a greater share of CU4. In fact – as shown in the chart to the right, even after acquiring the additional 185 MW, NWE Montana will still be twice as 'green' (56%) as the total U.S. electric power industry (28%) on a nameplate basis.


Carbon-Free
Owned & Long-Term Contracted Resources
(2018 - as a % of total nameplate capacity)
Geothermal
Pumped Storage
Solar
Hydroelectric
Wind
Nuclear
28% CARBON-FREE
63% CARBON-FREE
56% CARBON-FREE
United States
NWE - Montana
NWE - Montana
Pro forma for incremental Colstrip ownership

- Funding for Remediation: Net benefits from the transaction and net proceeds from the new 90 MW, approximately 5 year, PPA will be placed in a fund and applied against future decommissioning and remediation costs related to NorthWestern's existing 30% ownership in CU4.
- Colstrip Transmission System is a critical backbone to serve our customers; allows energy import to serve industry, as Colstrip Units 1 and 2 close; and is an export path for Montana-based renewable development.

32 Investor & Credit Considerations • Protects Existing Ownership Interests: Increased ownership (from 30% to 55%) of CU4 provides greater say in future capital decisions to ensure the plant continues to operate and meet all environmental guidelines. Per the Joint Owners Agreement, closure of Colstrip Units 3 and 4 requires a unanimous decision of owners. • Limited Additional Exposure on Incremental Ownership: PSE will continue to be responsible for existing environmental liabilities up to the point of sale and future remediation costs according to its pre- transaction 25% joint ownership in CU4. • Limited Impact on Customers’ Bills: Resolves 25% of the estimated 725 MW of capacity deficit for $1.00 and limits exposure of customers to high and volatile market prices. • Financial Implications: Predicated on MPSC Pre-Approval, the transaction is anticipated to be earnings neutral and credit supportive (reduced energy purchases and incoming proceeds from 90MW PPA). • Provides a Bridge to Future Generation Technologies: The region is quickly reaching a point where there may not be enough capacity during critical peak-demand times. This transaction will help meet the immediate needs of our customers while allowing time to work with stakeholders across our state to build a plan for a cleaner energy future. We are committed to a strategy that will work for all Montanans and enable us to reach our targeted 90% reduction in CO2 intensity by 2045, as shown in the chart above.

33 NWE Capacity as compared to Regional Peers NWE’s capacity deficit exposes our customers to greater market exposure (price and availability) than any of our regional peers.

34 General Transaction Structure PSE retains environmental & pension liabilities as of transaction close and responsibility for decommissioning and remediation costs at time of eventual facility closure. 25% of CU4 (185 MW) NWE PSE $1.00 purchase price Approx. 5% of Colstrip Transmission System NWE PSE Estimated $2.75 - $3.75 million purchase price Approx. 5 year, 90 MW purchase power agreement NWE PSE 90 MWs of Electricity 100% of net proceeds from 90 MW PPA and 90% of savings in PCCAM costs (as compared to the baseline) are applied to a fund to provide for decommissioning and remediation of NorthWestern’s existing 30% ownership. 95 MWs of Electricity NWE Customers

35

Proposed Post-Closing Structure


NWE Customers
PSE
NWE
$
$
$
$
90%
100%
Decommissioning & Remediation Fund (D&R)

95 MW provided to NWE's default supply customers. Resolves 25% of the capacity deficit with no impact to customer bills.

90 MW PPA, ~5 Year, unit contingent, Mid-C day-ahead index subject to an hourly price floor. Price floor ensures fixed and variable O&M costs related to PPA are recovered.

Any savings as compared to the Power Cost and Credit Adjustment Mechanism (PCCAM) baseline are allocated 90% to D&R Fund and 10% to NWE. Potential savings could reach $2-3 million annually.

Any increase in cost as compared to the PCCAM baseline are allocated according to existing regulatory treatment (90% from customers, 10% from NWE)

100% of the net proceeds of the 90 MW PPA will be placed in the D&R Fund. Estimated to be $2-3 million annually.

D&R Fund established to fund future costs related to NWE's existing 30% ownership in CU4.

NorthWestern Energy
Delivering a Bright Future

36 Existing Ownership Colstrip Power Plant Colstrip Transmission System Facility Owner (%) Unit 1 Unit 2 Unit 3 Unit 4 AVISTA Corporation - - 15% 15% NorthWestern Energy - - - 30% PacifiCorp - - 10% 10% Portland General - - 20% 20% Puget Sound Energy 50% 50% 25% 25% Talen Energy 50% 50% 30% - Total 100% 100% 100% 100% Facility Owner (MW) Unit 1 Unit 2 Unit 3 Unit 4 System Owner Segment A Segment B AVISTA Corporation 10.2% 12.1% AVISTA Corporation - - 111.0 111.0 NorthWestern Energy 36.4% 24.3% NorthWestern Energy - - - 222.0 PacifiCorp 6.8% 8.1% PacifiCorp - - 74.0 74.0 Portland General 13.6% 16.2% Portland General - - 148.0 148.0 Puget Sound Energy 33.0% 39.3% Puget Sound Energy 153.5 153.5 185.0 185.0 Talen Energy 153.5 153.5 222.0 - Total 307.0 307.0 740.0 740.0

37 Conclusion Best Attractive Pure Strong Solid Utility Practices Future Electric & Earnings & Foundation Corporate Growth Gas Utility Cash Flows Governance Prospects

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Appendix 39 Significant Capacity Deficit in Montana NorthWestern Energy’s current resources provide about 755 MW of peaking capacity, which is the energy available during periods of our customers’ highest demand. An additional 645 MW of peaking capacity must currently be purchased from the market to meet our needs. Without new capacity, the market exposure will increase to about 725 MW by 2025 (including reserve margins). This need assumes continued development of cost effective demand side management (conservation) and small distributed generators (net- metering). Meeting peak load with market purchases means being exposed to the market at the worst possible time – when the market is most volatile and prices are high.

Appendix 40 A Recent Example In early February, 2019, NorthWestern experienced a nearly five day span* when the wind didn’t blow and the sun was scant. We were forced to rely upon an already strained market and transmission system for a significant amount of our required capacity (shown in red hatch). We had an average need of 327 MW and 544 MW peak need when the market prices were also peaking. * 6am on Feb. 3rd – 10pm on Feb. 7th

Appendix 41 Significant Capacity Retirements in the Pacific NW Planned retirements in the Pacific Northwest region exceed 3,600 MW and the Northwest Power and Conservation Council forecasts regional capacity shortfalls as early as 2021. NorthWestern’s continued reliance on the market to purchase energy to fill the gap during peak customer demand will significantly increase price and reliability risk for NorthWestern’s customers because of the reduced energy supply availability.

Appendix 42 Capacity Cost Alternatives 92% The 185 MW Colstrip Unit 4 purchase would 185,000 kW resolve approximately 25% x 92% capacity credit 97% of our estimated 170,200 kW of capacity 725 MW capacity deficit for $1.00. 170,200 kW ÷ 97% capacity credit = 175,500 kW Alternative 175,500 kW need x $1,361 per kW costs = Purchase price: $1.00 $239 Million for equivalent capacity solutions to provide equivalent capacity are estimated to range from roughly $240 million to over $5 billion. 5% 100% * Cost to Construct based on estimates in NWE’s 2019 Electricity Supply Resource Procurement Plan 170,200 kW ÷ 5% capacity credit = 3,404,000 kW 170,200 kW ÷ 100% capacity credit = 170,200 kW 3,404,000 kW need x $1,410 per kW cost = 170,200 kW x $1,660 per kW = $282.5 Million per four-hour battery bank $4.8 Billion for equivalent capacity $282.5 Million x 18 batteries banks = $5.1 Billion for 72 hours of battery capacity

Appendix 43 Summary Financial Results (Full Year) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Appendix 44 Gross Margin (Full Year) (dollars in millions) Twelve Months Ended December 31, 2019 2018 Variance Electric $ 741.6 $ 726.5 $ 15.1 2.1% Natural Gas 198.3 192.6 5.7 3.0% Total Gross Margin (1) $ 939.9 $ 919.1 $ 20.8 2.3% Increase in gross margin due to the following factors: $ 22.1 Tax Cuts and Jobs Act impact (settlement in 2018) 10.9 Natural gas retail volumes 6.4 Electric retail volumes 4.4 Montana electric rates 3.9 Montana electric supply cost recovery (20.9) Electric Qualifying Facilities liability adjustment (5.6) Electric transmission (1.5) Montana natural gas production rates 0.5 Other $ 20.2 Change in Gross Margin Impacting Net Income $ 3.0 Property taxes recovered in trackers (1.7) Production tax credits flowed-through trackers (0.7) Operating expenses recovered in trackers $ 0.6 Change in Gross Margin Offset Within Net Income $ 20.8 Increase in Gross Margin (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Appendix 45 Weather (Full Year) We estimate overall favorable weather in 2019 resulted in a $7.3 million pretax benefit as compared to normal and a $6.0 million benefit as compared to 2018.

Appendix 46 Operating Expenses (Full Year) (dollars in millions) Twelve Months Ended December 31, 2019 2018 Variance Operating, general & admin. $ 318.2 $ 307.1 $ 11.1 3.6% Property and other taxes 171.9 171.3 0.6 0.4% Depreciation and depletion 172.9 174.5 (1.6) (0.9%) Operating Expenses $ 663.0 $ 652.9 $ 10.1 1.5% Increase in operating, general & administrative expense due to the following factors: $ 4.2 Hazard trees 3.7 Generation maintenance 2.2 Labor, due to compensation increases 1.7 Distribution maintenance 1.5 Gas transmission maintenance 1.5 General legal costs 1.2 Technology costs 1.2 Employee benefits, primarily pension related 0.9 Western Energy Imbalance Market costs (0.8) Other miscellaneous $ 17.3 Change in OG&A Items Impacting Net Income ($7.8) Pension and other postretirement benefits (0.7) Operating expenses recovered in trackers 2.3 Non-employee directors deferred compensation $ (6.2) Change in OG&A Items Offset Within Net Income $ 11.1 Increase in Operating, General & Administrative Expenses

Appendix 47 Operating to Net Income (Full Year) (dollars in millions) Twelve Months Ended December 31, 2019 2018 Variance Operating Income $ 276.9 $ 266.3 $ 10.6 4.0% Interest Expense (95.1) (92.0) (3.1) (3.4%) Other Income 0.4 4.0 (3.6) (91.0%) Income Before Taxes 182.2 178.3 3.9 2.2% Income Tax Benefit 19.9 18.7 1.2 6.1% Net Income $ 202.1 $ 197.0 $ 5.1 2.6% $3.1 million increase in interest expenses was primarily due to higher borrowings. $3.6 million decrease in other income was due to a $7.8 million increase in pension expense that was partly offset by a $2.3 million increase in the value of deferred shares held in trust for non-employee directors deferred compensation, both of which are offset in operating, general and administrative expense with no impact to net income. This unfavorable variance was partly offset by $1.6 million higher capitalization of Allowance for Funds Used During Construction (AFUDC). $1.2 million increase in income tax benefit due primarily due to the release of approximately $22.8 million of unrecognized tax benefits, including $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitation in the second quarter of 2019. These tax adjustments were partly offset by an income tax benefit in 2018 of $19.8 million associated with the final measurement of excess deferred taxes associated with the Tax Cuts and Jobs Act.

Appendix 48 Income Tax Reconciliation (Full Year)

Appendix 49 Adjusted Non-GAAP Earnings (Full Year) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Impact of Tax Cuts & Jobs (TCJA) Jurisdictional Settlements includes the addback of $6.1M pretax revenue deferred for customer refunds in excess of the income tax benefits realized in 2018 and $3.3M of pretax expense related to hazard tree removal that was originally proposed to be funded with 50% of TCJA benefits (in lieu of customer refunds). This treatment was ultimately conceded in the settlement in exchange for agreement by the stipulating parties to not oppose a known-and-measureable adjustment equal to the actual 2018 expenditures for hazard tree removal included in our Montana electric rate review 2017 test year. These increases to Non-GAAP earnings were more than offset by the removal of a $19.8M income tax benefit in 2018 related to the final adjustment of excess deferred taxes and $2.4M of increased tax expense related to the two pretax items previously discussed (($6.1M + $3.3M ) x 25.3% = $2.4M). These sum to $22.2M (or $19.8M + $2.4M) increase to income tax expense and ultimately result in $12.8M reduction to GAAP Net Income. (3) Due to our expectations regarding remeasurement of our Qualifying Facilities (QF) liability, effective 2019 we no longer reflect this adjustment as a non-GAAP measure . Absent an adjustment to remove the QF liability benefit, our 2018 Adjusted Non-GAAP Diluted EPS would have been $3.65 twelve months ended December 31, 2018. The 2019 QF adjustment, as noted in our gross margin discussion herein, was $6.3 million ($3.3 million liability reduction plus $3.0 million lower actual output and pricing).

Appendix 50 Qualified Facility Earnings Adjustment The gain in 2019 for our QF liability was $6.3 million in total, it was comprised of $3.3 million adjustment to the liability and $3.0 million lower actual costs over last 12 months (QF contract year). This $6.6 million benefit is $20.9 million less than the $27.2 million total benefit we recognized in Q2 last year. Due to our expectations regarding remeasurement of our QF liability, we no longer reflect this adjustment as a non-GAAP measure. Absent a QF liability adjustment, our 2018 Adjusted Non-GAAP Diluted EPS would have been $0.89 and $2.00 for the three and six months ended June 30, 2018, respectively. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders.

Appendix 51 Quarterly PCCAM Impacts In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases.

Appendix 52 Balance Sheet Debt to Capitalization remains at lower end of our targeted 50% - 55% range.

Appendix 53 Cash Flow Cash from operating activities decreased by $85.3M primarily due to: •Under collection of supply costs………..($35.5M) •Tax Cuts and Jobs Act customer refunds...($20.5M) •Generation inter- connection refunds…...($22.1M) •Receipt of insurance proceeds in 2018……....($6.1M) •Other miscellaneous…...($1.1M)

Appendix 54 NorthWestern Energy Profile Note: Data as reported in our 2019 10-K

Appendix 55 2019 System Statistics (1) (2) Note: Statistics above are as of 12/31/2019 except for electric transmission for others which is 2018 data (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker

Appendix 56 Experienced & Engaged Board of Directors Stephan P. Adik Tony Clark Dana J. Dykhouse Jan R. Horsfall Britt E. Ide • Chairman of the • Committees: Governance, • Committees: Human • Committees: Operations • Committees: Board Human Resources Resources (chair), Audit (chair), Audit, Governance, Operations • Independent • Independent • Independent • Independent • Independent • Director since • Director since Dec. 2016 • Director since Jan. 2009 • Director since April 2015 • Director since April 2017 Nov. 2004 Julia L. Johnson Robert C. Rowe Linda G. Sullivan Mahvash Yazdi Jeff Yingling • Committees: Governance • Committees: None • Committees: Audit (Chair), • Committees: Human • Committees: Audit, (chair), Human Resources • CEO and President Operations Resources, Operations Governance • Independent • Director since August 2008 • Independent • Independent • Independent • Director since Nov. 2004 • Director since April 2017 • Director starting • Director since Oct. 2019 Dec. 2019

Appendix 57 Strong Executive Team Robert C. Rowe Heather H. Grahame Curtis T. Pohl • President and • General Counsel and Vice • Vice President - Chief Executive Officer President of Regulatory Distribution • Current position since and Federal Government • Current position since 2008 Affairs 2003 • Current position since 2010 Brian B. Bird John D. Hines Bobbi L. Schroeppel • Chief Financial Officer • Vice President – • Vice President – • Current position since Supply/Montana Affairs Customer Care, 2003 • Current Position since Communications and 2011 Human Resources • Current Position since 2002 Michael R. Cashell Crystal D. Lail • Vice President - • Vice President and Transmission Controller • Current Position since • Current position since 2011 2015

Appendix 58 Our Commissioners

Appendix 59 Non-GAAP Financial Measures (1 of 3) These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non- GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures.

Appendix 60 Non-GAAP Financial Measures (2 of 3) Disclaimer on Net Operating Net Operating Losses (NOL’s): The expected tax rate and the expected availability of NOLs are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of our most recent 10-K filed with the SEC.

Appendix 61 Non-GAAP Financial Measures (3 of 3) The data presented in this presentation includes financial information prepared in accordance with GAAP, as well as other Non-GAAP financial measures such as Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends) and Net Debt (Total debt less capital leases), that are considered “Non-GAAP financial measures.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of Gross Margin, Free Cash Flows and Net Debt is intended to supplement investors’ understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows and Net Debt measures may not be comparable to other companies’ similarly labeled measures. Furthermore, these measures are not intended to replace measures as determined in accordance with GAAP as an indicator of operating performance.

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